UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

CERTIFIED DIABETIC SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53628	65-0765452
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10061 Amberwood Road, Ft. Myers, Florida 33913

(Address of principal executive offices) (Zip code)

(239) 430-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events

Certified Diabetic Services, Inc. (“Certified”), through its wholly owned subsidiary, Certified Diabetic Supplies, Inc. (“CDS Supplies”), sells diabetes and other health-care related supplies and products. Although CDS Supplies is the entity that has been granted a Medicare provider number, because Certified acts as the holding company of CDS Supplies, Certified and CDS Supplies are collectively referred to herein as the “Company.”

The Company and Centers for Medicare & Medicaid Services (“CMS”) have reached an agreement pursuant to which the Company’s Medicare provider number will be reinstated retroactively to October 18, 2009. In early February of 2010, CMS offered to reinstate the Company’s Medicare provider number retroactive to October 18, 2009 (the date the provider number was revoked by CMS), if the Company would agree to dismiss its administrative appeal hearing request which was pending before the Civil Remedies Division of the Department Appeals Board of the Department of Health and Human Services. As the reinstatement of the Company’s provider number will make the Company’s pending appeal of the suspension moot, the Company accepted CMS’s offer and voluntarily dismissed its appeal.

As of the date of this filing, the Company’s provider number has been reinstated and the Company has billed Medicare for the products it has shipped to its customers since October 18, 2009 and expects to receive payment for these shipments in the ordinary course.

While the reinstatement of the Company’s Medicare provider number is a positive development, it remains unclear what ultimate impact the events over the last 120 days will have on the Company’s overall financial health. Shipments to Medicare recipients account for approximately sixty percent of the Company’s revenue. Therefore, CMS’s actions in revoking the Medicare provider number have had a significant negative impact on the Company’s business. As noted in the Company’s 8-K dated January 15, 2010, the Company terminated approximately 35 of its 40 employees in an effort to conserve its remaining assets. The Company also has been unable to ship products to its current patient base since early December. As such, it is difficult to determine and quantify the impact that CMS’s suspension of the Medicare provider number has had on the Company’s patient base.

The Company is continuing to explore alternatives to either sell all or substantially all of its assets, or engage in some other form of business combination with another entity in the industry, and is also considering alternatives to obtain new funding to recapitalize the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CERTIFIED DIABETIC SERVICES, INC.

By:	/s/ Lowell M. Fisher, Jr.
Lowell M. Fisher, Jr., Chief Executive Officer

Dated: February 15, 2010